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EXHIBIT 99

                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D. C.  20549



                                 FORM 11-K



(Mark One)
(X)  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
     EXCHANGE ACT OF 1934 (Fee required)
For the fiscal year ended December 31, 1993
     or
( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (No fee required)
For the transition period from _______________ to _______________



                         COMMISSION FILE NO. 0-692



A.   Title of Plan

     NORTHWESTERN PUBLIC SERVICE COMPANY
     EMPLOYEE STOCK OWNERSHIP PLAN



B. Name and Address of Principal Executive Office of Issuer of Securities Held Pursuant to Plan

     NORTHWESTERN PUBLIC SERVICE COMPANY
     33 THIRD STREET SE
     HURON, SOUTH DAKOTA  57350-1318
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                           REQUIRED INFORMATION

The following financial statements are attached and are incorporated herein by reference:

     1.   Audited Statement of Financial Condition,
          December 31, 1993 and 1992

     2. Audited Statement of Income and Changes in Plan Equity of the years ended December 31, 1993, 1992 and 1991

     3.   Notes to Financial Statements



(THE ABOVE REFERENCED FINANCIAL STATEMENTS HAVE BEEN FILED ON FORM SE)
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                                SIGNATURES


     Pursuant to the Requirement of the Securities Exchange Act of 1934, the Plan Administrator has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                              NORTHWESTERN PUBLIC SERVICE COMPANY
                              EMPLOYEE STOCK OWNERSHIP PLAN


                              By:  /s/ T. A. Gulbranson
                              -----------------------------------
                              T. A. Gulbranson
                              Vice President-Corporate Services
                              Supervisory Committee Member


March 25, 1994